Exhibit 10.1
CREDIT AGREEMENT

DATED EFFECTIVE AS OF NOVEMBER 30, 2010

BY AND AMONG

TOUCHIT TECHNOLOGIES, INC.

AS BORROWER,

ANDREW BRABIN AND

RECEP TANISMAN

AS GUARANTORS,

AND

TCA GLOBAL CREDIT MASTER FUND, LP

AS LENDER

CREDIT AGREEMENT

This CREDIT AGREEMENT (this "Agreement"), dated as of November 30, 2010 (the "Effective Date"), is executed by and among TOUCHIT TECHNOLOGIES, INC., a Nevada corporation ("Borrower") ANDREW BRABIN, an individual, RECEP TANISMAN, an individual (each a "Guarantor" and collectively the "Guarantors" and together with Borrower, the "Credit Parties") and TCA GLOBAL CREDIT MASTER FUND, LP ("Lender").

WHEREAS, Borrower has requested that Lender extend a revolving credit facility to Borrower of up to One Million Dollars ($1,000,000) for working capital financing for Borrower and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrower of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Lender a first priority security interest in and lien upon all of its existing and after-acquired personal and real property; and

WHEREAS, as a material inducement for Lender to make loans and extensions of credit to Borrower pursuant to the terms set forth herein, each Guarantor has agreed to execute a personal guaranty in favor of Lender whereby each Guarantor guarantees all of Borrower's obligations to Lender under the Loan Documents; and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, the officers of Borrower are willing to execute validity guarantees in favor of Lender in connection with the Borrower's obligations under the Loan Documents; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1 below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.            DEFINITIONS.

1.1     Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

"Account" shall mean, individually, and "Accounts" shall mean, collectively, any and all accounts (as such term is defined in the UCC) of Borrower.

"Account Debtor" shall mean any Person who is obligated to Borrower under an Account.

"Affiliate" (a) of Lender shall mean (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender, and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of a Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Borrower. With respect to an Affiliate of Lender or a Borrower, an entity shall be deemed to be "controlled by" another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

"Agreement" shall mean this Credit Agreement by and among Borrower, Guarantors and Lender.

"Anti-Dilution Period" shall mean the six-month period following the Closing Date.

 "Average Closing Price" shall have the meaning given in Section 3.l(b)(ii) hereof.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

"Borrower" shall have the meaning given to it in the preamble hereof.

"Borrowing Base Amount" shall mean an amount, expressed in Dollars, equal to eighty percent (80%) of the amount of the Eligible Accounts and subject to adjustment by Lender, in Lender's sole discretion, (i) based on the applicable Account Debtor's financial state or condition; and (ii) as set forth in Section 10.12 hereof.

"Borrowing Base Certificate" shall mean a certificate, in form substantially similar to that of Exhibit A, duly executed by the Chief Executive Officer and the Chief Financial Officer of Borrower, appropriately completed, by which such officer shall certify to Lender the formula and calculation of the Borrowing Base Amount as of the date of such certificate.

"Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

"Capital Expenditures" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

"Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheets of Borrower prepared in accordance with GAAP.

"Certificate of Designation" shall mean that certain Certificate of Designation of the Borrower filed with the State of Nevada Secretary of State on or before the Closing Date, which sets forth the designations, rights and preferences of the Preferred Stock and which is in substantially the form of Exhibit G.

"Change in Control" shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of Borrower, which results in any change in the identity of the individuals or entities previously in control of Borrower or the grant of a security interest in any ownership interest of any Person, directly or indirectly Controlling the Borrower, which could result in a change in the identity of the individuals or entities previously in Control of Borrower.

"Closing Date" shall mean the date upon which the Revolving Loan is initially funded.

"Collateral" shall mean, collectively and whether now or hereafter arising, all assets which secure the Loans, including without limitation all existing and after-acquired tangible and intangible assets of Borrower including real property owned by Borrower with respect to which Borrower grants to Lender a Lien under the terms of the Security Agreement and any of the other Loan Documents.

"Commitment Shares" shall mean the Restricted Stock and the Preferred Stock collectively.

 "Common Stock" shall have the meaning given to it in Section 7.3 hereof.

"Compliance Certificate" shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as Exhibit B.

"Contingent Liability" and "Contingent Liabilities" shall mean, respectively, each obligation and liability of Borrower and all such obligations and liabilities of Borrower incurred pursuant to any agreement, undertaking or arrangement by which Borrower either: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

"Control" or "Controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract or voting of securities.

"Conversion Date" shall have the meaning given in Section 3.1(b)(i) hereof.

"Converted Common Stock Shares" shall have the meaning given in Section 3.1(b)(iii).

"Credit Parties" shall have the meaning given to it in the preamble hereof.

"Default Rate" shall mean a per annum rate of interest equal to the lower of (i) Eighteen Percent (I 8%) per annum or (ii) the highest rate permitted by applicable law.

"Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on Borrower's financial statements and determined in accordance with GAAP.

"Dollars" or "S" means lawful currency of the United States of America.

"EBIDTA" shall mean, for any period, the sum of the following: (a) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period, plus (b) interest expense, plus (c) income and franchise taxes payable or accrued, plus (d) Depreciation for such period, plus (e) all other non-cash charges, plus (f) management fees, plus (g) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement, minus (h) that portion of Net Income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (a) of this definition), in each case to the extent included in determining Net Income for such period.

"Effective Date" shall have the meaning given to it in the preamble hereof.

"Eligible Accounts" shall mean those Accounts of Borrower or any Subsidiary which:

(a) are genuine in all respects and have arisen in the ordinary course of business from the sale of goods or performance of services by Borrower or the applicable Subsidiary, which delivery of goods has occurred or performance of services have been fully performed;

(b) are evidenced by an invoice delivered to the Account Debtor thereunder, are due and payable within thirty (30) days after the date of the invoice, and are not more than ninety (90) days outstanding past the invoice date;

(c) do not arise from a "sale on approval", "sale or return", "consignment", "guaranteed sale" or "bill and hold", or are subject to any other repurchase or return agreement;

(d) have not arisen in connection with a sale to an Account Debtor who is not a resident or citizen of and is located within the United States of America or the United Kingdom, except where backed by a letter of credit issued or confirmed by either (i) a bank which is organized under the laws of the United States of America or a state thereof or the United Kingdom and which has capital, surplus and undivided profits in excess of $500,000,000, or (ii) an office located in the United States of America or the United Kingdom of a foreign bank, which bank has been approved in advance by Lender in its sole discretion and which letter of credit has been delivered to Lender as Collateral;

(e) are not due from an Account Debtor which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of Borrower or of any Subsidiary;

(f) do not arise out of contracts with the United States or any department, agency or instrumentality thereof, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof, unless the applicable Borrower (or applicable Subsidiary of Borrower) has assigned its right to payment of such Account to Lender pursuant to the Federal Assignment of Claims Act of 1940 (or analogous statute), and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

(g) do not arise in connection with a sale to an Account Debtor who is located within a state or jurisdiction which requires the applicable Borrower (or applicable Subsidiary), as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction, either to (i) receive a certificate of authority to do business and be in good standing in such state or jurisdiction or (ii) file a notice of business activities or similar report with such state's or jurisdiction's taxing authority, unless (A) Borrower (or the applicable Subsidiary) has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by Borrower (or the applicable Subsidiary) at its election or (C) the applicable Borrower (or applicable Subsidiary) has proven to the satisfaction of Lender that it is exempt from any such requirements under such state's or jurisdiction's laws;

(h) do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the Account arising with respect thereto and are not assignable to Lender for any other reason;

(i) are the valid, legally enforceable and unconditional obligation of the Account Debtor, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or of any claim by the Account Debtor denying liability thereunder in whole or in part, and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(j) are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender except for Permitted Liens;

(k) to Borrower's knowledge, no proceedings or actions are pending or threatened against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

(l) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender; and

(m) to Borrower's knowledge, there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP.

An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements:

In the event the Revolving Note exceeds Two Hundred Fifty Thousand Dollars ($250,000), if invoices representing Fifty Percent (50%) or more of the unpaid net amount of all Accounts from any one Account Debtor fail to qualify as Eligible Accounts, including (without limitation) because such Accounts are unpaid more than ninety (90) days after the due date of such invoices, then all Accounts relating to such Account Debtor shall cease to be Eligible Accounts. In the event the Revolving Note exceeds Two Hundred Thousand Dollars ($250,000), if Accounts owed by a single Account Debtor exceed Fifty Percent (50%) of the Eligible Accounts, then all Accounts relating to such Account Debtor in excess of such amount shall cease to be Eligible Accounts.

"Employee Plan" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrower described from time to time in the financial statements of Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by Borrower or to which Borrower is a party or may have any liability or by which Borrower is bound.

"Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Exchange Act" shall mean Securities Exchange Act of 1934, as amended

"Event of Default" shall mean any of the events or conditions set forth in Section 12 hereof.

"Funded Indebtedness" shall mean, as to any Person, without duplication, (a) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations to pay the deferred purchase price of property or services; (c) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations; and (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination). Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

"GAAP" shall mean United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

"Guarantor" shall have the meaning given to it in the preamble hereof.

"Guaranties" shall mean the personal guaranties executed by Guarantors in favor of Lender pursuant to which each Guarantor agrees to grant an absolute and unconditional personal guarantee of the payment and performance of the Obligations, which shall be substantially in the form of Exhibit C.

"Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

"Interest Rate" shall mean a fixed rate of interest equal to Eight Percent (8%) per annum, calculated on the actual number of days elapsed over a 360 day year.

"Lender" shall have the meaning given to it in the preamble hereof.

"Liabilities" shall mean at all times all liabilities of Borrower that would be shown as such on the balance sheets of Borrower prepared in accordance with GAAP.

"Lien" shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with GAAP.

"Loan" shall mean the Revolving Loan made by Lender to Borrower under and pursuant to this Agreement.

"Loan Documents" shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof.

"Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, prospects, properties, financial condition or results of operations of Borrower, (b) a material impairment of the ability of Borrower to perform any of its Obligations under any of the Loan Documents or a material impairment of a Guarantor to perform his obligations under such Guarantor's Guaranty, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against Borrower or a Guarantor of any of the Loan Documents, (iii) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document or (iv) the rights or remedies of Lender under any Loan Document.

"Net Income" shall mean, with respect to any period, the amount shown opposite the caption

"Net Income" or a similar caption on the financial statements of Borrower, prepared in accordance with GAAP.

"Obligations" shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder) and any fees due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents and any and all other liabilities and obligations of the Credit Parties to Lender.

"Payment Date" shall have the meaning given to it in Section 2.1(c) hereof.

"Permitted Liens" shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens of carriers, warehousemen, mechanics and materialmen arising in the ordinary course of business and other similar Liens imposed by law, (c) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrower taken as a whole or materially impair the use thereof in the operation of Borrower's business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (d) Liens described in the Financial Statements referred to in Section 7.9 hereof and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default; (f) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower; (g) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (h) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (i) Liens granted to Lender hereunder and under the Loan Documents; (j) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (k) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; and (l) banker's Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to Borrower by such financial institutions in the ordinary course of business of the maintenance and operation of such accounts.

"Person" shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"Receivable Collection Fee" shall mean a surcharge on the Eligible Accounts of .875% for receivables outstanding and received within 30 days, 1.625% for receivables outstanding and received between 31-60 days, and 2.25% for receivables outstanding between 61-90 days.

"Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

"Restricted Stock" shall have the meaning given in Section 3.1(a) hereof.

"Restricted Stock Value" shall have the meaning given in Section 3.1(b)(ii) hereof.

"Revolving Loan" and "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances made by Lender to Borrower under and pursuant to Section 2.1 of this Agreement.

"Revolving Loan Availability" shall mean at any time the lesser of (a) the Revolving Loan Commitment or (b) the Borrowing Base Amount.

"Revolving Loan Commitment" shall mean on the Closing Date Two-Hundred Fifty Thousand and No/100 Dollars ($250,000), and in the event Borrower requests and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean Five-Hundred Thousand and No/100 Dollars ($500,000) or One Million and No/100 Dollars ($1,000,000), as applicable.

"Revolving_Loan Maturity Date" shall mean the earlier of (a) the one year anniversary of the Closing Date (b) upon sixty (60) day written notice from Lender (the "Early Termination Notice") (c) upon prepayment of the Revolving Note by Borrower (subject to 2.1(d)(ii)) or (d) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (a) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

"Revolving Note" shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by Borrower in favor of Lender in form substantially similar to that of Exhibit D.

"Rule 144" shall mean Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

"SEC" shall mean the United States Securities and Exchange Commission. "Securities Act" shall mean the Securities Act of 1933, as amended.

"Security Agreement" shall mean a Security Agreement in favor of Lender, in form substantially similar to that of Exhibit E.

"Subsidiary" and "Subsidiaries" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns directly or indirectly fifty percent (50%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

"UCC" shall mean the Uniform Commercial Code in effect in Florida from time to time.

"Validity Guaranties" shall mean the validity guaranties executed by the officers of Borrower, which shall be substantially in the form of Exhibit F.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shalt be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such-changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower's accountants.

1.3 Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 14.3 hereof. References in this Agreement to any party shall include such party's successors and permitted assigns. References to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2.             REVOLVING LOAN FACILITY.

2.1   Revolving Loan.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrower may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrower may from time to time request up to the Revolving Loan Availability; provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the purpose of ongoing working capital purposes.

(b) Increase to Revolving Loan Commitment. Borrower may request (x) that on the One-Hundred Twentieth (120th) day following the Closing Date, Lender increase the Revolving Loan Commitment to Five Hundred Thousand and No/100 Dollars ($500,000) ("First Commitment Increase"); and (y) following such First Commitment Increase, one additional time prior to the Revolving Loan Maturity Date, that the Revolving Loan Commitment be increased up to One Million and No/I 00 Dollars ($1,000,000); and Lender, in its sole discretion, may make available such additional Revolving Loan Commitment increases to Borrower provided the following conditions have been satisfied, in Lender's sole and absolute discretion:

(i) no Event of Default shall have occurred or be continuing or result from the applicable increase of the Revolving Loan Commitment;

(ii) Borrower shall have executed and delivered a new or revised Revolving Note;

(iii) After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and

(iv) Lender shall have reviewed and accepted the amount and type of Accounts that are to be Eligible Accounts.

(c) Revolving Loan Interest and Payments. Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date. Principal amounts repaid on the Revolving Note may be re-borrowed. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receivables Collection Fee and accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a bi-monthly basis on the bi-monthly anniversary date of the Closing Date, commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a "Payment Date"). Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender's option bear interest payable on demand at the Default Rate.

(d)  Revolving Loan Principal Repayments.

(i) Mandatory Principal Prepayments; Overadvances. All Revolving Loans hereunder shall be repaid by Borrower on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrower shall, upon notice or demand from Lender , immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. Lender shall apply funds (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, interest owed under Section 2.4 and the Receivable Collection Fee) received from the Lock Box Account as payment against the outstanding principal balance of the Revolving Loans on any Payment Date, at Lender's sole discretion.

(ii) Optional Prepayments. Borrower may from time to time prepay the Revolving Loan, in whole or in part,  provided, however, that if prior to the Revolving Loan Maturity Date, Borrower prepays the entire outstanding amount of the Revolving Loan in full and then terminates the Revolving Loan Commitment, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to Five Percent (5%) of the Revolving Loan Commitment (the "Prepayment Penalty") except in the case of an Early Termination Notice. The parties agree that the amount payable pursuant to this subsection (ii) is a reasonable calculation of Lender's lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitment. Notwithstanding the foregoing, the Prepayment Penalty shall not apply during the first One-Hundred Eighty (180) days following the Closing Date.

(e)  Collections; Lock Box.

(i) Borrower shall direct all of its Account Debtors in the U.S. and the United Kingdom to make all payments on the Accounts directly to a post office box designated by, and under the exclusive control of Lender (such post office box is referred to herein as the "Lock Box"). Borrower shall maintain an account at Wells Fargo, N.A. (the "Lock Box Account"),which Lock Box Account is (as of the date hereof) and shall be maintained in Lender's name, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Eligible Accounts, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. Borrower and,Lender agree that all payments made to such Lock Box Account, whether in respect of the Eligible Accounts or as proceeds of other collateral or otherwise (except for proceeds of collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder including, without limitation, any recurring fees due pursuant to Section 2.2 hereof, (2) to any custodian/hack-up servicer (if applicable), (3) to accrued but unpaid interest owed under Section 2.4 hereof, (4) to any accrued but unpaid Receivable Collection Fee, (5) to amounts payable pursuant to Section  2.1(d)(ii), and (6) upon the occurrence of an Event of Default, to Lender, to reduce the outstanding Revolving Loan balance to zero. Borrower agrees to pay all reasonable customary fees, costs and expenses in connection with opening and maintaining the Lock Box and Lock Box Account. All of such reasonable fees, costs and expenses if not paid by Borrower within five (5) business days of Lender's written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the lowest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For purpose of this Section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Accounts of Borrower; (ii) to take control in any manner of any item of payment or proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

(ii) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, whether before or after the occurrence and during the continuance of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

(iii) On a monthly basis, Lender shall deliver to Borrower an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

2.2  Fees.

(a)   Unused Commitment Fee. Borrower agrees to pay to Lender a non-utilization fee equal to one percent (1%) per annum ("Non-Utilization Fee") of the total of (a) the Revolving Loan Commitment, less (b) the sum of the daily average of the aggregate principal amount of all Revolving Loans outstanding which non-utilization fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and (C) payable in arrears on the last Business Day of each calendar month, commencing on the last Business Day of the calendar month in which the first Revolving Loan was funded, and ending on the Revolving Loan Maturity Date. Borrower shall not be subject to a Non-Utilization Fee so long as the receivables for Eligible Accounts equal to or exceed the Revolving Loan Commitment.

(b)   Asset Monitoring Fee. Borrower agree to pay to Lender an asset monitoring fee ("Asset Monitoring Fee") equal to One Thousand Five-Hundred and No/100 Dollars ($1,500.00) which shall be due and payable on the Closing Date and thereafter on the first day of each calendar quarter during the term of the Revolving Loan Facility. The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that such fee shall be equal to Two Thousand Five Hundred and No/100 Dollars ($2,500.00) if the Revolving Loan Commitment is increased to One Million and No/100 Dollars ($1,000,000.00).

(c)    Commitment Fee. Borrower agrees to pay to Lender a commitment fee equal to two percent (2%) of the Revolving Loan Commitment (or amount of any increase thereof pursuant to Section 2.1(b)) which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2,1(b).

(d)   Due Diligence Fees. Borrower agrees to pay a due diligence fee equal to Ten Thousand United States Dollars (US$10,000) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. Lender acknowledges the receipt of Five Thousand Dollars (US$ 5,000) from Borrower of such fee upon the execution of the term sheet.

 (e)  Document Review and Legal Fees. Borrower agrees to pay a document review and legal fee equal to Ten Thousand United States Dollars (US$10,000) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. Lender acknowledges the receipt of Five Thousand Dollars (US$ 5,000) from Borrower of such fee upon the execution of the term sheet.

23 Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees. On the Revolving Loan Maturity Date, so long as no Event of Default exists, or would occur, Borrower shall have the option to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for one additional one year period. To make such election, Borrower shall give written notice to Lender of Borrower's election to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional one year period on or before the Revolving Loan Maturity Date and shall deliver a renewal fee equal to Two Percent (2%) of the then outstanding balance of the Revolving Loan at the subsequent closing. Along the above-referenced renewal notice, Borrower may request that costs of capital hereunder be decreased to Eighteen Percent (18%), which request may be granted by Lender, in its sole discretion, based on Borrower's performance during the previous twelve (12) month period ad well as other factors as Lender deems relevant in its sole and absolute discretion.

2.4 Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.1(d) hereof. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5 Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs Lender, at Lender's option, to (a) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of Borrower or (b) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6 Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Revolving Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from Lender.

2.7 US Dollars; Currency Risk. All Eligible Accounts will be in US Dollars. In the event Eligible Accounts are not in US Dollars, Borrower shall bear the risk of Lender's currency losses and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction. Borrower hereby authorizes Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.             CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any the Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1  Commitment Shares. On or before the Closing Date, Borrower shall:

(a) Issue to Lender One Hundred Thousand (100,000) shares of Borrower's Common Stock (the "Restricted Stock"),which shall have (i) piggy back registration rights as part of any registration statement that is filed by Borrower, and (ii) full ratchet rights and anti-dilution rights during the Anti-Dilution Period. Borrower agrees that if Borrower issues any securities or options to purchase securities (other than an issuance pursuant to obligations to shareholders and/or noteholders existing as of the Closing Date and under Borrower's employee stock ownership plan) during the Anti-Dilution Period to any Person other than Lender or an Affiliate of Lender, Lender shall be entitled to an additional issuance from Borrower of a number of shares of Common Stock sufficient to allow Lender to maintain the same percentage ownership of shares of Borrower's Common Stock as that acquired by Lender on the Closing Date (not taking into account the Preferred Stock); and

(b) Create and issue to Lender Twenty-Five Thousand (25,000) shares of Borrower's Series A convertible preferred stock (the "Preferred Stock") with a par value of .001. Borrower acknowledges and agrees that the Preferred Stock shall entitle the holder thereof to the rights as set forth in the Certificate of Designation. Furthermore, Borrower and Lender hereby acknowledge and agree that the Preferred Stock:

(i) subject to (ii) below, shall be automatically converted into shares of Common Stock on the one (I) year anniversary of the Closing Date (the "Conversion Date");

(ii) may only be converted into Common Stock if the aggregate value of the Restricted Stock (the "Restricted Stock Value") as of the Conversion Date is less than Forty-Five Thousand Dollars ($45,000); provided that, Lender and Borrower agree the Restricted Stock Value will be calculated based on the average closing price reported for the 30 trading days immediately preceding but not including the Conversion Date (the "Average Closing Price"); and

(iii) shall convert into an amount of shares of Common Stock (the "Converted Common Stock Shares") based on the following formulas:

Total Number of Converted Common Stock Shares                =(45,000- Restricted Stock Value)
Average Closing Price per share of Common Stock

Number of Converted Common Stock Shares                          =            Total Number of Converted Common Stock Shares
issued upon conversion of one (1) share of                                                         divided by 25,000
Preferred Stock=

By way of example, if on the Conversion Date the Restricted Stock Value is $20,000, then each share of Preferred Stock would convert into 5 shares of Common Stock or a total of 125,000 Converted Common Stock Shares. In the event that the Restricted Stock Value is $45,000 as of the Conversion Date, then the Preferred Stock will not convert into Common Stock and will be terminated.

3.2 Loan Documents to be Executed by Borrower. As a condition precedent to Lender's disbursal or making of the Loans pursuant to this Agreement, Borrower shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender's counsel in form, substance and execution:

(a)   Credit Agreement. Two originals of this Agreement duly executed by Borrower;

(b)   Revolving Note. An original Revolving Note duly executed by Borrower;

(c)   Security Agreement. Two originals of the Security Agreement dated as of the date of this Agreement, executed by Borrower;

(d)   Guaranties. An original of each Guaranty duly executed by the applicable Guarantor;

(e)   Validity Guaranties. Validity Guarantees duly executed by all of the officers of Borrower;

(f)    Search Results. Copies of UCC search reports dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements.

(g)    Organizational and Authorization Documents. A certificate of the corporate secretary of Borrower certifying and attaching (i) copies of its articles of incorporation and bylaws; (ii) resolutions of the board of directors of Borrower, approving and authorizing Borrower's issuance of the Commitment Shares and the Revolving Note, the reservation for issuance of shares of Common Stock underlying the Preferred Stock, and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers of Borrower executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of Borrower and in each other state requested by Lender.

(h)   Insurance. Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 10.4, together with evidence that Lender has been named as additional insured and lender's loss payee, as applicable, on all related insurance policies;

(i)  Opinion of Counsel. A customary opinion of Borrower's counsel, in form reasonably satisfactory to Lender; and

(j) Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.3 Certificate of Designation. On or before the Closing Date, Borrower shall have duly filed the Certificate of Designation with the State of Nevada Secretary of State.

3.4 Payment of Fees. Borrower shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney's fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the fact amount of the Revolving Note).

3.5 Event of Default. No Event of Default, or event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

3.6 Adverse Changes. There shall not have occurred any Material Adverse Effect.

3.7 Litigation. Except for that listed on Schedule 7.8, no pending claim, investigation, litigation or governmental proceeding shall have been instituted against Borrower or its Subsidiaries or any of their respective officers or shareholders.

3.8 Representations and Warranties. No representation or warranty of Borrower contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9 Due Diligence. The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrower's historical performance and financial information, must be acceptable to Lender in its sole discretion. Lender reserves the right to increase any and all aspects of its due diligence in Lender's sole discretion.

3.10 Key Personnel Investigations. Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrower's principals and management teams.

3.11 Repayment of Outstanding Indebtedness. Borrower shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

4.             NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower and payable to the order of Lender. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (1) the principal amount of the Revolving Loans advanced hereunder, (ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.             MANNER OF BORROWING.

5.1 Loan Requests; Adjustments to Borrowing Base Amount. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrower upon Borrower's request, from any Person whose authority to so act has not been revoked by Borrower in writing previously received by Lender. Borrower may make requests for borrowing no more than twice per calendar month up to the then applicable Revolving Loan Commitment. A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to (i) delivery of a Borrowing Base Certificate together with supporting documentation in form and content satisfactory to Lender, and (ii) additional receivables being acceptable to Lender. In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000).

5.2 Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from Andrew Brabin, the authorized representative of Borrower. Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and hereby indemnifies Lender against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold Lender harmless with respect thereto.

6.             SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrower of the Obligations hereunder, Borrower grants, under and pursuant to the Security Agreement executed by Borrower dated as of the date hereof, to Lender, its successors and assigns, a continuing first-priority security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of Borrower's right, title and interest in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral.

7.             REPRESENTATIONS AND WARRANTIES OF BORROWER.

To induce Lender to make the Loans, Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

 7.1 Borrower Organization and Name. Borrower is a corporation, duly organized, existing and in good standing under the laws of the State of Nevada, with full and adequate powers to carry on and conduct its business as presently conducted. Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing or in which any Collateral is located. Borrower's Organizational Identification Number is 26-2477977. Touchlt Technologies' (Borrower's Subsidiary) Organizational Identification Number is 677414. TouchIt Education's Organizational Identification Number is 464350. The exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower does not currently conduct, nor has Borrower, except for the name Hotel Management Systems, Inc., during the last five (5) years conducted, business under any other name or trade name, except in connection with its wholly-owned subsidiaries.

 7.2 Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of Borrower's Articles of Incorporation and Bylaws. All necessary and appropriate corporate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the Loan Documents, the issuance of the Commitment Shares and the Revolving Note and the reservation of shares of Common Stock underlying the Preferred Stock. This Agreement and the Loan Documents are valid and binding agreements and contracts of Borrower in accordance with its respective terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Borrower knows of no reason why Borrower cannot perform any of Borrower's obligations under this Agreement, the Loan Documents or any related agreements.

 7.3 Capitalization. The authorized capital stock of Borrower consists of One Hundred Million (100,000,000) shares of which Ninety Million (90,000,000) shares are designated as common stock, par value $.001 per share ("Common Stock") and Ten Million (10,000,000) shares are designated as preferred stock, par value $.001. As of the date hereof, Borrower has Sixty Three Million Eight Hundred Seventy-Seven Thousand Nine-Hundred Thirty Two (63,877,932) shares of Common Stock issued and outstanding and zero (0) shares of preferred stock issued and outstanding. All of the outstanding shares of capital stock of Borrower are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, no shares of Borrower's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Borrower. Except as set forth in Schedule 7.3 and the Securities to be issued pursuant to this Agreement, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Borrower or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of Borrower or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Borrower or any of its Subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. Except as set forth in Schedule 7.3, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Commitment Shares.

 7.4 Issuance of Securities. The issuances of the Commitment Shares are duly authorized and free from all taxes, liens and charges with respect to the issue thereof and are fully paid and nonassessable and the issuance of the shares of Common Stock upon conversion of the Preferred Stock will be duly authorized and free from all taxes, liens and charges with respect to the issue thereof and will be fully paid and nonassessable.

 7.5 Compliance With Laws. The nature and transaction of Borrower's business and operations and the use of its properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation would not result in a Material Adverse Effect.

 7.6 Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and permits) and are used in such amounts as are customary in the ordinary course of Borrower's business, consistent with past practices, in compliance with all applicable Environmental Laws, Borrower represents and warrants to Lender that to its knowledge (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to Borrower's knowledge threatened, and (iv) Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

 7.7 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by Borrower in connection with the Loans shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, Instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower or any of its property or assets may be bound.

 7.8 Collateral Representations. No Person other than Borrower owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

 7.9 Financial Statements. To Borrower's knowledge, except as set forth on Schedule 7.9 hereto, Borrower's financial statements for fiscal years ended December 31, 2010 have been prepared in accordance with GAAP on a basis except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect in all material respects the financial condition of Borrower and the results of the operations as of such date and for the periods indicated. Thereafter, to Borrower's knowledge, all financial statements submitted to Lender have been prepared in accordance with GAAP on a basis except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect in all material respects the financial condition of Borrower and the results of the operations as of such date and for the periods indicated. To Borrower's knowledge, since the date of the most recent financial statement submitted by Borrower to Lender, there has been no material adverse change in the financial condition or in the assets or liabilities of Borrower, or any changes except those occurring in the ordinary course of business.

 7.10 Litigation and Taxes. Except as set forth in Schedule 7.10, there is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or to Borrower's knowledge threatened, against Borrower, its Subsidiaries or their respective officers or shareholders. Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no controversy or objection pending, threatened in respect of any tax returns of Borrower.

 7.11 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents and Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party, the effect of which default shall materially adversely affect the performance by Borrower of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement.

 7.12 ERISA Obligations. To Borrower's knowledge, all Employee Plans of Borrower meet the minimum funding standards of Section 302 of ERISA where applicable and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. To Borrower's knowledge, Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.13 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents, (b) could materially adversely affect the collective ability of Borrower to perform its obligations under the Loan Documents, (c) would constitute a default under any of the Loan Documents or (d) would constitute such a default with the giving of notice or lapse of time or both.

7.14 Lending Relationship. Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that Borrower has not relied and nor is relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.15 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.16 Governmental Regulation. Borrower is not, or after giving effect to any Loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.17 Bank Accounts. The account numbers and locations of all deposit accounts and other bank accounts of Borrower as of the Effective Date are attached as Schedule 7.17.

7.18 Places of Business. The principal place of business of Borrower is set forth on Schedule 7.18 and Borrower shall promptly notify Lender of any change in such location. Borrower will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for (i) certain heavy equipment kept at third party sites when conducting business or maintenance, (ii) vehicles, containers and rolling stock, (iii) Inventory sold or leased in the usual and ordinary course of Borrower's businesses; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the ordinary course of business of Borrower.

7.19 No General Solicitation. Neither Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Commitment Shares or the Revolving Note.

7.20 No Integrated Offering. Neither Borrower, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note or the Commitment Shares under the Securities Act or cause this offering of such securities_to be integrated with prior offerings by Borrower for purposes of the Securities Act.

7.21 Private Placement. Assuming the accuracy of the Lender's representations and warranties set forth in Section 8 below, no registration under the Securities Act is required for the issuance of the Commitment Shares or the Revolving Note as contemplated hereby.

7.22 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.             REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Credit Parties, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1 Investment Purpose. Lender is acquiring the Revolving Note and the Commitment Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2 Accredited Investor Status. Lender is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

8.3 Reliance on Exemptions. Lender understands that the Revolving Note and the Commitment Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrower is relying in part upon the truth and accuracy of, and Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4 Information. Lender has been furnished with all materials relating to the business, finances and operations of Borrower and information deemed material by Lender to making an informed investment decision regarding the Revolving Note, which have been requested by Lender. Lender has been afforded the opportunity to ask questions of Borrower and its management. Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender's right to rely on Borrower's representations and warranties contained in Section 7 above. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding Borrower, which, based upon economic bargaining power, enabled and enables Lender to obtain information from Borrower in order to evaluate the merits and risks of this investment.

Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

 8.5 No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

 8.6 Transfer or Resale. Lender understands that: (i) the Revolving Note and other securities issued with respect hereto (including the Commitment Shares) have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Lender shall have delivered to Borrower an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither Borrower nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Furthermore, Lender understands and agrees that Lender may only sell Commitment Shares in an amount up to twenty percent (20%) of Borrower's weekly trading volume per week, as such volume is reported by Bloomberg, LP.

 8.7 Legends. Lender understands that the certificates or other instruments representing the Revolving Note and the Commitment Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, GENERALLY ACCEPTABLE TO COMPANY'S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

8.8 Authorization. Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

8.9 Receipt of Documents. Lender has received and read in its entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, and the Loan Documents; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions Lender submitted to Borrower regarding an investment in Borrower; and Lender has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

8.10 Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note or the Commitment Shares and is not prohibited from doing so.

8.11 No Legal Advice from Borrower. Lender acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrower or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

9.NEGATIVE COVENANTS.

9.1 Indebtedness. Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations;

(b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

(c) obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d) obligations for accounts payable, other than for money borrowed, incurred in the ordinary course of business; provided that, any management or similar fees payable by Borrower shall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

(e) obligations existing on the date hereof which are disclosed on the financial statements referred to in Section 7.9;

(f) unsecured intercompany Funded Indebtedness incurred in the ordinary course of business;

(g) Funded Indebtedness existing on the Closing Date and set forth in Schedule 9.1, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(h) Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed $250,000 in the aggregate at any time;

(i) Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(j) Contingent Liabilities incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and

(k) Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies.

 9.2 Encumbrances. Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower or its Subsidiaries; whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

 9.3 Investments. Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a) The stock or other ownership interests in a Subsidiary existing as of the Closing Date;

(b) investments in direct obligations of the United States or any state in the United States;

(c) trade credit extended by Borrower in the ordinary course of business;

(d) investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(e)   investments existing on the Closing Date and set forth in Schedule 9.3;

(f)  Contingent Liabilities permitted pursuant to Section 9. 1; or

(g)   Capital Expenditures permitted under Section 9.5.

 9.4 Transfer; Merger. Except for the merger of TouchIt Education and TouchIt Technologies into a single Turkish entity wholly owned by Borrower, Borrower shall not, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that Borrower may:

(a) sell or lease Inventory and Equipment in the ordinary course of business;

(b) upon not less than three (3) Business Days' prior written notice to Lender, any Subsidiary of Borrower may merge with (so long as Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to Borrower;

(c) dispose of used, worn-out or surplus equipment in the ordinary course of business;

(d) discount or write-off overdue Accounts for collection in the ordinary course of business;

(e) sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the ordinary course of business; and

(f) grant Permitted Liens.

9.5   Capital Expenditures. Without Lender's prior consent, Borrower shall not make r incur obligations for any Capital Expenditures in any fiscal year.

 9.6 Issuance of Stock. Borrower shall not, and shall cause its Subsidiaries not to, either directly or indirectly, issue or distribute any additional capital stock, partnership interest or other securities of Borrower or its Subsidiaries without the prior written consent of Lender.

 9.7 Distributions; Restricted Payments.  Borrower shall not (i) purchase or redeem any shares of its stock or partnership interests or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose or make any distribution to its shareholders, make any distribution of its property or assets or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, Borrower's Affiliates, officers, partners or employees without the prior written consent of Lender, (ii) make any payments of any Funded Indebtedness other than as permitted hereunder, or (iii) increase the annual salary paid to any officers of Borrower; provided that, annual salaries paid to officers of

Borrower may be increased up to Twenty percent (20%) in any given year without the prior written consent of Lender so long as no default or Event of Default has occurred or is continuing.

9.8 Use of Proceeds. Neither Borrower nor any of its Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.

9.9 Business Activities; Change of Legal Status and Organizational Documents. Borrower shall not (a) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto, (b) change its name, Organizational Identification Number, its type of organization, its jurisdictions of organization or other legal structure, or (b) permit its Articles of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender.

9.10 Transactions with Affiliates. Except as set forth on Schedule 9.10, Borrower shall not enter into any transaction with any of its Affiliates, except in the ordinary course of business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower.

9.11 Bank Accounts.  Borrower shall not maintain any bank or deposit accounts with any financial institution for Borrower or any Affiliate of Borrower, other than Borrower's Turkish accounts listed in the attached Schedule 7.15.

10.           AFFIRMATIVE COVENANTS.

10.1 Compliance with Regulatory Requirements. Upon demand by Lender, Borrower shall reimburse Lender for Lender's additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. Notwithstanding the foregoing, Borrower shall not be required to pay any such additional costs which could be avoided by Lender with the exercise of reasonable conduct and diligence.

10.2 Corporate Existence. Borrower shall at all times preserve and maintain its (a) existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting.

 10.3 Maintain Property. Borrower shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default, Lender shall, at Borrower's expense, have the right to make additional inspections without providing advance notice.

 10.4 Maintain Insurance. Borrower shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks. Prior to the date of the funding of any Loans under this Agreement, Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of Borrower, shall identify Lender as sole/lender's loss payee and as an additional insured. In the event Borrower fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable. This insurance coverage (i) may, but need not, protect Borrower's interest in such property, including, but not limited to the Collateral, and (ii) may not pay any claim made by, or against, Borrower in connection with such property, including, but not limited to the Collateral. Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Borrower to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by Borrower.

10.5 Tax Liabilities.

(a) Borrower shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(b) Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes imposed by the State of Florida in connection with the execution of this Agreement, the Security Agreement and the Revolving Note.

10.6 ERISA Liabilities; Employee Plans. Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be -qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

10.7 Financial Statements. Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of Borrower, including, but not limited to:

(a) If the Revolving Loan Maturity Date is extended beyond the original one-year term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b) as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly audited financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(c) if the Revolving Loan Maturity Date is extended beyond the initial one-year term, as soon as available, and in any event, within thirty (30) days following the end of each month, a copy of the financial statements of Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the Chief Financial Officer of Borrower.

No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. The Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrower in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of Borrower and make extracts therefrom. Borrower shall at all times comply with all reporting requirements of the Securities Exchange Commission to the extent applicable.

The Borrower agrees to advise Lender immediately of any material adverse change in the financial condition, the operations or any other status of Borrower.

10.8 Supplemental Financial Statements. Borrower shall promptly upon receipt thereof, provide to Lender copies of interim and supplemental reports if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

10.9 Aged Accounts/Payables Schedules. The Borrower shall, within twenty (20) days after the end of each month, deliver to Lender an aged schedule of the Accounts of Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days (d) 91-120 days and (e) more than 120 days, and certified as accurate by the Chief Financial Officer and the President of Borrower. Borrower shall, within twenty (20) days after the end of each month, deliver to Lender an aged schedule of the accounts payable of Borrower, listing the name and amount due to each creditor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days (d) 91-120 days and (e) more than 120 days, and certified as accurate by the Chief Financial Officer and the President of Borrower.

10.10 Borrowing Base Certificate. Borrower shall, on the 15th and the 30th of each calendar month, deliver to Lender a Borrowing Base Certificate.

10.11 Covenant Compliance. Borrower shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrower with the financial covenants set forth in Section 11, and certified as accurate by the Chief Financial Officer of Borrower.

10.12 Field Audits. Borrower shall allow Lender, at Borrower's sole expense (no more than four times a year so long as no Event of Default has occurred and is continuing), to conduct a field examination of the assets and records of Borrower, the results of which must be satisfactory to Lender in Lender's sole and absolute discretion. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both would become an Event of Default, Lender may conduct field examinations in its sole discretion and such costs shall be at the sole expense of Borrower.

10.13 Negative EBIDTA Notice and Other Reports. Borrower shall provide prompt written notice to Lender if at any time Borrower fails to comply with Section 11.2 herein. In addition, Borrower shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by Borrower indicating that Lender has a Lien in such Chattel Paper.

10.15 Notice of Proceedings. Borrower shall, promptly, but not more than five (5) days, after knowledge thereof shall have come to the attention of any officer of Borrower, give written notice to Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

10.16 Notice of Default. Borrower shall, promptly, but not more than five (5) days, after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any of Borrower, Borrower shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of any of Borrower of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18 Reporting Status. With a view to making available to Lender the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Lender to sell securities of Borrower to the public without registration, Borrower represents and warrants that: (i) Borrower is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (ii)

Borrower has filed all required reports under Section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the Closing Date (or for such shorter period that Borrower was required to file such reports), (iii) Borrower is not an issuer defined as a "Shell Company", and (iv) if Borrower has, at any time, been an issuer defined as a "Shell Company," Borrower has (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date, and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of "Form 10 information" at least six (6) months prior to the Closing Date). For the purposes hereof, the term "Shell Company" shall mean an issuer that meets the description defined under Rule 144.

 10.19 Reservation of Shares. Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Preferred Stock issued hereunder (the "Share Reserve"). If at any time the Share Reserve is insufficient to effect the full conversion of the Preferred Stock then outstanding, Borrower shall increase the Share Reserve accordingly. If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized. Borrower's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Guarantors and Lender shall also vote all of their respective shares in favor of increasing the number of authorized shares of Common Stock.

11.           FINANCIAL COVENANTS.

 11.1 Total Debt to EBITDA. Borrower, as measured on a trailing four quarter basis, shall at all times maintain a ratio of (a) Funded Indebtedness to (b) EBITDA for such period, of not greater than:

For the period commencing on the closing date through March 31, 2011	$2,500,000 to -$750,000
For the period commencing on April 1, 2011 through June 30, 2011	$2,500,000 to -$750,000
For the period commencing on July 1, 2011 through September 30, 2011	$2,500,000 to -$750,000
And thereafter	$2,500,000 to -$750,000

11.2 Positive EBITDA. Borrower shall at all times cause a positive EBITDA to be maintained.

11.3 Minimum Tangible Net Worth. Borrower shall maintain, at all times during each period set forth below, a ratio of consolidated total tangible assets to consolidated total liabilities,

in each case of Borrower and its Subsidiaries of not less than the amount set forth below for such period:

For the period commencing on the closing date through March 31, 2011	1
For the period commencing on April 1, 2011 through June 30, 2011	1
For the period commencing on July 1, 2011 through September 30, 2011	1
And thereafter	1

12.           EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

12.1 Nonpayment of Obligations. Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

12.2 Misrepresentation. Any written warranty, representation, certificate or statement of Borrower in this Agreement, the Loan Documents or any other agreement with Lender shall be false in any material respect when made or deemed made.

12.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12) and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after Borrower receives notice or knowledge from any source of such failure to perform or default in performance, or in the Loan Documents or any other agreement with Lender and such failure to perform or default in performance continues beyond any applicable grace or cure period.

12.4 Default under Loan Documents. A default by a Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement.

12.5 Default under Other Obligations. Any default by Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

12.6 Assignment for Creditors. Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of such Credit Party is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Credit Party, such Credit Party, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment, and any of the foregoing actions or events would have a Material Adverse Effect on the ability of such Credit Party to perform under this Agreement or under any other agreement between the such Credit Party and Lender.

12.7 Bankruptcy. Any proceeding involving a Credit Party, is commenced by or against a Credit Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against a Credit Party, (i) the Credit Party, by any action or failure to act indicates its or its approval of, consent to or acquiescence therein or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof, and any of the foregoing proceedings, actions or events would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under any other agreement between the Credit Party and Lender.

12.8 Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of a Credit Party for an amount in excess of $50,000 and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under any other agreement between the Credit Party and Lender, unlesssuch judgment or other process shall have been, within sixty (60) days from the entry thereof, (i) bonded over to the satisfaction of Lender and appealed, (ii) vacated or (iii) discharged.

12.9 Material Adverse Effect. A Material Adverse Effect shall occur.

12.10 Change in Control. Except as permitted under this Agreement, any Change in Control; provided, however, a Change in Control shall not constitute an Event of Default if: (a) it arises out of an event or circumstance beyond the reasonable control of Borrower (for example, but not by way of limitation, a transfer of ownership interest due to death or incapacity), and (b) within sixty (60) days after such Change in Control, Borrower provides Lender with information concerning the identity and qualifications of the individual or individuals who will be in Control, to Lender's sole satisfaction.

12.11 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Lender and appealed, (ii) vacated or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrower to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

13.           REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, "Assignment for Creditors", or Section 12.7, "Bankruptcy", all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. The Credit Parties hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender, in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Credit Party agrees that in the event that a Credit Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, the Guaranties or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.           MISCELLANEOUS.

14.1 Obligations Absolute. None of the following shall affect the Obligations of Borrower to Lender under this Agreement or Lender's rights with respect to the Collateral:

(a) acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b) release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrower);

(c) release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d) failure of Lender to resort to any other security or to pursue Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Credit Parties and Lender in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Credit Parties and Lender. No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained herein or in the Loan  Documents. This Agreement supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

 14.4 WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

 14.5 WAIVER OF JURY TRIAL. LENDER AND EACH OF THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT
EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER (OR EITHER GUARANTOR) ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.6 JURISDICTION. TO INDUCE LENDER TO MAKE THE LOANS, BORROWER AND EACH GUARANTOR IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, ANY OTHER AGREEMENT WITH LENDER OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF MIAMI-DADE, FLORIDA PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. BORROWER AND EACH GUARANTOR HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. BORROWER AND EACH GUARANTOR HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER OR A GUARANTOR, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7 Assignability. Lender may at any time assign Lender's rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof and transfer Lender's rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral; provided, that prior to the occurrence of an Event of Default any such assignment shall require the consent of Borrower, which consent shall not be unreasonably withheld. In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender. This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives and successors. All references herein to Borrower or a Guarantor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Borrower" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8 Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party's domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.9 Publicity. Borrower and Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Borrower shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, Borrower shall use its best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

14.10 Binding Effect. This Agreement shall become effective upon execution by Borrower and Lender.

14.11 Governing Law. This Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Florida (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

14.12 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13 Survival of Borrower's Representations. All covenants, agreements, representations and warranties made by Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note and the Commitment Shares, and shall be deemed to be continuing representations and warranties until such time as Borrower has fulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

14.14 Extensions of Lender's Commitment and the Revolving Note. This Agreement shall secure and govern the terms of any extensions or renewals of Lender's commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.15 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

14.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.17 Facsimile Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a "Communication") which Lender in good faith believes has been signed by Borrower and has been delivered to Lender by a properly authorized representative of Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

14.18 Notices. Except as otherwise provided herein, Borrower and Guarantors waive all notices and demands in connection with the enforcement of Lender's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

If to Borrower or Guarantors:	TouchIt Technologies, Inc. Istanbul Trakya Serbest BOlgesi Atattirk Bulvari Ali Riza Efendi cd. A4 Blok Catalca, Istanbul Turkey Attention: Andrew Brabin and Recep Tanisman Facsimile: +90-212-786-6305

With a copy to:	Burns & Levinson LLP 125 Summer Street Boston MA 02110 Attention: P. Andy Henderson, Jr. Facsimile: (617) 345-3299

If to Lender:	TCA Global Credit Master Fund, LP 1404 Rodman Street Hollywood, FL 33020 Attention: Bob Press Facsimile: 786-323-1651

With a Copy to:	K&L Gates LLP 200 S. Biscayne Blvd., Suite 3900 Miami, Florida 33131 Attention: Clayton E. Parker, Esq. Facsimile No.: (305) 358-7095

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

14.19 Indemnification. Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a "Lender Indemnitee" and collectively, the "Lender Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto,), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender's rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Lender Indemnitee. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement for a period of two (2) years.

14.20 Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Borrower hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys' fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date including, without limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by Borrower with Lender and any and all claims that Borrower does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

14.21 Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.-

14.22 Compliance with Federal Law. The Credit Parties shall (a) ensure that no person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each of such Credit Party's Subsidiaries to comply, with all applicable Lender Secrecy Act ("BSA") laws and regulations, as amended. As required by federal law and Lender's policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower, Guarantors and Lender have executed this Credit Agreement as of the date first above written.

BORROWER:

TOUCHIT TECHNOLOGIES, INC.

By:	/s/ Andrew Brabin
Name:	Andrew Brabin,
Title:	Chief Flnandal Officer

GUARANTORS:

ANDREW BRABIN

By:	/s/ Andrew Brabin
Andrew Brabin, Individually

RECEP TANISMAN

By:	/s/ Recep Tanisman
Name:	Recep Tanisman, Individually

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

INDEX OF EXHIBITS

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Covenant Compliance Certificate
Exhibit C	Form of Guaranty
Exhibit D	Form of Revolving Note
Exhibit E	Form of Security Agreement
Exhibit F	Form of Validity Guaranty
Exhibit G	Form of Certificate of Designation

INDEX OF SCHEDULES

Schedule 7.9	Financial Statements
Schedule 7.10	Litigation
Schedule 7.17	Bank Accounts and Deposit Accounts
Schedule 7.18	Places of Business
Schedule 9.1	Funded Indebtedness
Schedule 9.3	Existing Investments
Schedule 9.10	Transactions with Affiliates

Exhibit A

Form of Borrowing Base Certificate

Exhibit B

Form of Covenant Compliance Certificate

Exhibit C

Form of Guaranty

Exhibit D

Form of Revolving Note

Exhibit E
Form of Security Agreement

Exhibit F

Form of Validity Guaranties

Exhibit G

Form of Certificate of Designation

Schedule 7.9

Financial Statements

No changes

Schedule 7.8

Litigation

None

Schedule 7.15

Bank Accounts and Deposit Accounts

EDUCATİON

BANKA ADI	ŞUBE ADI	PARA BİRİMİ	ŞUBE KODU	HESAP NO	IBAN NO
İŞ BANKASI	HADIMKÖY	TL	1379	5408	TR56 0006 4000 0011 3790 0054 08
İŞ BANKASI	HADIMKÖY	USD	1379	7435
İŞ BANKASI	HADIMKÖY	EURO	1379	7449

İŞ BANKASI	ATATÜRK HVL. SERBEST BÖLGE	USD	1210	46957	TR13 0006 4000 0021 2100 0469 57
İŞ BANKASI	ATATÜRK HVL. SERBEST BÖLGE	EURO	1210	46961

TECHNOLOGY

BANKA ADI	ŞUBE ADI	PARA BİRİMİ	ŞUBE KODU	HESAP NO	IBAN NO
İŞ BANKASI	HADIMKÖY	TL	1379	7608	TR20 0006 4000 0011 3790 0076 08
İŞ BANKASI	HADIMKÖY	USD	1379	8934	TR70 0006 4000 0021 3790 0089 34
İŞ BANKASI	HADIMKÖY	EUR	1379	12980

İŞ BANKASI	ATATÜRK HVL. SERBEST BÖLGE	USD	1210	46938	TR41 0006 4000 0021 2100 0469 38
İŞ BANKASI	ATATÜRK HVL. SERBEST BÖLGE	EURO	1210	46942	TR30 0006 4000 0021 2100 0469 42

Schedule 7.16

Places of Business

Istanbul Trakya Serbest Bölgesi Atatürk Bulvari Ali Riza Efendi cd.
A4 Blok
Çatalca, Istanbul
Turkey

As of February 2011:

Fulex Warehouse
2030 Howard Street
Detroit, Michigan 48216

Schedule 9.1

Funded Indebtedness

None

Schedule 9.3

Existing Investments

None

Schedule 9.10

Transactions with Affiliates

•	Major affiliate is Emko Emaye Turkey, Recep Tanisman is CEO. Supplier and customer

•	ASB Trading is Andrew Brabin’s UK self-employment company for UK taxation. Andrew is a UK tax resident

•	Kamron Inc. is Ronald Murphy’s USA self-employment company for US taxation. Ronald is a US tax resident

•
Andrew Brabin and Ronald Murphy are Board members of TouchIt Technologies USA LLC, which was established to oversee the U.S. marketplace.  There will be no sales transactions with this company and the Company recognizes that in the event there are, they will not be deemed an Eligible Account.